Exhibit 10.55

                      EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and

entered into as of September 1, 1995, by and between RIGHTCHOICE

MANAGED CARE, INC., ("employer"), and RICHARD S. SMITH

("Employee").

     WHEREAS, Employer desires to continue to employ Employee,

and Employee desires to remain employed by Employer, upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the premises and

agreements herein contained, and other good and valuable

consideration, the receipt and adequacy of which are hereby

acknowledged, the parties agree as follows:

     1.   Term of Agreement.  This Agreement shall continue in

full force and effect for a period (the "Term") continuing

through the date which is three (3) years from the date set forth above, unless sooner terminated as hereinafter provided.

     2.   Employment.  Employee shall serve as a Senior Vice

President of Employer, or in such other Senior Vice President capacities as designated by Employer, subject to the reasonable directions of Employer, and shall devote such of his working time and effort to the business and affairs of Employer as shall be reasonably necessary to faithfully discharge the duties and

responsibilities of his office.  Employee shall be responsible for such activities as Employer may designate from time to time.

     3.   Compensation.  As compensation for the services to be

performed by the Employee, Employee's current base salary and benefits shall continue and Employee's base salary shall be

reviewed by Employer from time to time at its discretion in

accordance with Employer's normal salary increase decision-making process.

     4.   Benefits.

     a.   Health, Disability and Other Fringe Benefits.  During

the Term of this Agreement, Employee shall be entitled to

participate in or receive benefits under Employer's health

insurance plans, life insurance plans, long-term disability,

401(k) and stock option plans, and all other employee benefit plans and other fringe benefits in effect on the date hereof for such a period of time as such plans and arrangements shall remain in effect and subject to such contribution or qualification

requirements of such plans.

     b.   Vacation and Holidays.  Employee shall be entitled to

paid vacations and holidays in accordance with the Employer's policies and practices in effect from time to time.

     c.   Retirement Plan.  In the event of termination of this

Agreement or non-renewal of this Agreement, and Employee's

employment hereunder for any reason, by Employee or by Employer,

Employee shall, regardless of the position held by Employee at the time of such termination, be entitled to receive the benefits provided to Senior Executives and other members of the Corporate

Staff under the terms of the Supplemental Executive Retirement

Plan or any other retirement plan which may be in effect at the time of Employee's separation, whichever provides Employee with the greatest payment(s).

     d.   Severance Payments.  In addition to, and not in lieu

of, any other benefits described herein, in the event this

Agreement is not renewed and Employee's employment terminates or this Agreement terminates for any reason other than for cause as defined in Section 7b, Employer shall either:  (i continue to pay

Employee's salary at a rate equal to the higher of the rate in effect as of the termination date or the rate paid to Employee as of the date set forth above for a period of twenty-four (24)

months from the date of termination, and, during the same period,

continue to pay Employee all benefits described in Section 4(a)

hereof, or (ii)pay Employee in accordance with the Executive

Severance Agreements generally provided by Employer to senior executives at any time during Employee's employment, whichever method (4(d)(i) or 4(d)(ii)) provides Employee with the greatest monetary benefit.

     5.   Expenses.  During the term hereof, Employee shall be

entitled to receive prompt reimbursement of all reasonable

travel, entertainment, and other business expenses incurred by

Employee (in accordance with the policies and procedures from time to time adopted by the Board of Directors of Employer) in performing the services contemplated hereunder.

     6.   Confidentiality and Covenant Not to Compete.

     a.   Confidentiality.  Employee acknowledges that during the

course of Employee's employment with Employer, Employee has or will have access to and knowledge of certain information and data which Employer considers confidential, and that the release of such information or data to unauthorized persons could be

detrimental to Employer or a Subsidiary or Parent.  As a

consequence, Employee hereby agrees and acknowledges that

Employee owes a duty to Employer not to disclose, and agrees that, during or after the term of Employee's employment, without the prior written consent of Employer, Employee will not

communicate, publish or disclose to any person anywhere or use any Confidential Information (as defined below) for any purpose except where necessary or appropriate to carry out Employee's duties or as required by law or legal process.  Employee will use

Employee's best efforts at all times to hold in confidence and to safeguard any Confidential Information from becoming known by any unauthorized person and, in particular, will not permit any

Confidential Information to be read, duplicated or copied except where necessary or appropriate to carry out  Employee's duties or as may be required by law or legal process.  Employee will return to Employer all Confidential Information in Employee's possession or under Employee's control when the duties of Employee no longer require Employee's possession thereof, or whenever employer shall so request, and in any event will promptly return all such

Confidential Information if Employee's employment with Employer is terminated and will not retain any copies thereof.  For the purpose of this Agreement, "Confidential Information" shall mean any information or data used by or belonging or relating to

Employer or a Subsidiary or Parent which if disclosed could be detrimental to Employer or a Subsidiary or Parent, including, but not limited to any such information relating to Employer's, or a

Subsidiary's or Parent's, members or insureds, trade secrets,

propriety data and information relating to Employer's or

Subsidiary's or Parent's, past, present or future business, price lists, client lists, processes, procedures or standards, know-

how, manuals, business strategies, records, drawings,

specifications, designs, financial information, whether or not reduced to writing, or any other information or data which

Employer advises Employee is Confidential Information.

     b.   Covenant Not to Compete.

          (i)  Employee agrees that during the term of Employee's

employment by Employer and for the period during which severance payments are made to Employee under the provisions of Section

4(d), Employee will not without the express written consent of

Employer:

               a.   own or have any interest in or act as an

officer, director, partner, employee, agent, representative,

consultant to or independent contractor of, any person, firm,

corporation, partnership, business trust, limited liability

company or any other entity or business located in or doing

business in Employer's geographic market (as defined below) which during the Noncompetition Period is engaged in competition in any substantial manner with Employer or a Subsidiary or Parent,

provided Employee in any such capacity directly or indirectly performs services in an aspect of such business which is

competitive with Employer or a Subsidiary or Parent; or

               b.   divert or attempt to divert clients,

customers or accounts of Employer which are clients, customers or accounts during the Noncompetition Period;

               c.   hire, or attempt to solicit to hire, for any

other person, firm, company, corporation, partnership, business trust, limited liability company or any other entity, whether or not owned (in whole or in part) by Employee, any current employee of Employer as of the time such hire or attempt to solicit to hire or former employee of Employer who has been employed by

Employer within the twelve-month period immediately preceding the date of such hire or attempt to solicit to hire.

          (ii) With respect to Employee's obligations under

Section 6(b), Employee acknowledges that Employer's geographic market is:  (a) the State of Missouri; and (b) a seventy-five

(75) mile radius surrounding each of St. Louis, Missouri and

Kansas City, Missouri.

          (iii)     The restrictions contained in this Section

6(b) are considered by the parties hereto to be fair, reasonable and necessary for the protection of the legitimate business

interests of Company.

     7.   Termination.

     a.   Death.    This Agreement and Employee's employment

hereunder shall terminate immediately upon death.

     b.   For Cause.     Employer may terminate Employee's

employment hereunder at any time, effective immediately upon written notice, for cause.  For the purposes of this Agreement

"cause" shall mean:

          (i)  Employee's conviction of, or Employee's entry of a

guilty plea to, a felony, or any other crime involving moral turpitude, by or before a court of competent jurisdiction;

          (ii) the gross failure by Employee to perform

Employee's expected duties with Company (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after a written demand for substantial

performance is delivered to Employee by Employer, which demand specifically identifies the expected duties of Employee, the manner in which Employer believes that Employee has not

substantially performed Employee's duties and the time period by which Employee must demonstrate performance of such duties before

Employer will determine there has been a gross failure by

Employee to perform such duties; provided, however, that in all such cases Employee shall have a period of at least sixty (60)

days to cure such performance deficiencies; or

          (iii)     the willful engaging by Employee in conduct

which is materially damaging or detrimental to Employer or to a

Subsidiary or Parent.

          (iv) a material violation by Employee of the Employee

Statement of Compliance, which incorporates Employer's Statement of Corporate Ethics, as each may reasonably be amended from time to time.

     c.   Disability.    In the event that Employee shall be

unable to perform the services contemplated hereunder by reason of a disability (as defined by the Americans with Disabilities

Act), such inability or failure to so perform such duties shall not be grounds for terminating the employment of Employee by

Employer and Employee shall continue to be compensated during such period of disability at his regular salary rate.

     d.   By Employee.

          (i)  Employee may resign his employment at any time

upon sixty (60) days notice to Employer, and upon resignation,

shall be entitled only to any earned but unpaid salary and

vacation pay, as well as any benefits due to Employee under the provisions of Section 4(c) above.

     8.   General Provisions.

          a.   Any notice, request, demand or other communication

required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the

United States mail, postage prepaid, addressed to Employer or

Employee at their respective last known address.  Either party may change its address by written notice given in accordance with this subparagraph.

          b.   This Agreement shall inure to the benefit of and

be binding upon the parties hereto and their respective

executors, administrators, successors, and assigns; provided,

however, that Employee may not assign any or all of Employee's rights hereunder without the prior written consent of Employer.

          c.   This Agreement is made and entered into, is to be

performed primarily within, and shall be governed by and

construed in all respects in accordance with the laws of the

State of Missouri.

          d.   Captions and paragraph headings used herein are

for convenience only and are not a part of the Agreement and shall not be used in construing it.  This Agreement may be

executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          e.   Should any provision of this Agreement for any

reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected, and the remaining

portions of the Agreement shall remain in full force and effect as if this Agreement has been executed with said provision

eliminated.

          f.   This Agreement contains the entire agreement of

the parties and supersedes all prior agreements between the

parties (other than the Supplemental Executive Retirement Plan as specified herein), whether written or oral.  Each party to this

Agreement acknowledges that no representations, inducements,

promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein or therein, and that no other agreement,

statement or promise not contained herein or therein shall be relied upon or be valid or binding.  This Agreement may not be modified or amended by oral agreements, but only by an agreement in writing signed by Employer on the one hand, and by Employee on the other hand.

     IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed and delivered as of the date first above written.

     EMPLOYER                 RIGHTCHOICE MANAGED CARE, INC.

                              By:  /s/Roy R. Heimburger
                              Title:    Chairman and CEO


                              By:  /s/Norman J. Tice
                              Title:    Vice Chairman

     EMPLOYEE:                     /s/ Richard S. Smith